Exhibit 23.2

Confidential Treatment Requested by Floor & Decor Holdings, Inc.

Pursuant to 17 C.F.R. § 200.83

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2017 (except for Note 12, as to which the date is April 24, 2017), in the Registration Statement (Form S-1) and related Prospectus of Floor & Decor Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 10, 2017